                                TRADEMARK LICENSE
                                    AGREEMENT
                                     Between
                             GENERAL ELECTIC COMPANY
                                       and
                                  ARTISAN HOUSE
                                      dated
                                   May l, 1995

                          TRADEMARK LICENSE AGREEMENT

     THIS AGREEMENT, made as of May 1, 1995, between GENERAL ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of New York, United States of America, with an office at Two Independence Way, Princeton, New Jersey 08540 (hereinafter referred to as "GE") and ARTISAN HOUSE, a corporation organized and existing under the laws of the State of California, with an office at 1755 Glendale Boulevard, Los Angeles, California 90026 (hereinafter referred to as "LICENSEE").

                                   WITNESSETH

     WHEREAS, GE is the owner in the United States, Canada and Mexico of the valuable mark, name, character, symbol, design, likeness and visual representation of the NIPPER DOG and PHONOGRAPH ("HIS MASTER'S VOICE") and certain individual components thereof (sometimes hereinafter referred to, jointly or severally, as the "Trademark"), as well as certain trademark registrations therefor;

     WHEREAS, LICENSEE desires the right to manufacture and sell a certain product or products, as hereinafter defined and described in Appendix A hereto which is made a part of this Agreement, (hereinafter called "Articles"), which bear, are decorated with or reproduce the Trademark, or which otherwise make use of the Trademark, and GE is willing to grant such right on the terms and conditions hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. GE hereby grants to LICENSEE a non-exclusive license under the United States, Canadian and Mexican Trademark to manufacture and sell the Articles upon the terms and conditions hereinafter specified. No license is granted hereunder under any other foreign Trademark rights to manufacture or sell the Articles.

     2. LICENSEE shall have the right to use the Trademark only so long as the Articles are manufactured in accordance with standards of design, material and workmanship acceptable to GE. LICENSEE shall use the Trademark only in such manner as shall have been previously approved in writing by GE. Thereafter any changes in the manner or method of use of the Trademark shall be subject to the prior written consent of GE. LICENSEE agrees to use the legend set forth in Appendix A hereto in conjunction with the use of the Trademark hereunder. LICENSEE agrees that said legend will contain any additional information or symbols requested by GE and the format, manner and location of affixing, and use of such legend will be subject to the prior written approval of GE.

     3. (a) GE, or GE's representative, shall have the right, at all reasonable times, to inspect the Articles as well as the method of their manufacture, in order that GE may satisfy itself that the Articles meet its standards. LICENSEE shall provide, for GE's prior written approval, without charge, two preproduction samples of each version of each kind of the Articles to be manufactured under this license and two pre-production samples of any Articles incorporating any proposed change from samples previously approved by GE whenever LICENSEE proposes to make any changes or modifications whatsoever in the Articles. LICENSEE shall provide GE, at GE's request, from time to time, without charge, a reasonable number of production samples of the Articles.

          (b) Upon receipt of advice from GE, or its representatives, specifying the particular respect in which any Article and/or the manner or method of use of the Trademark does not, in the sole opinion of GE, conform to the required standard of quality, LICENSEE shall cease further production and/or sale of such Articles, and, at LICENSEE's expense, shall promptly take adequate measures to correct the deficiency. If, in the sole judgment of GE, LICENSEE has failed to take such adequate measures, GE shall have the right to terminate the licenses granted herein as respects such Articles and/or use of the Trademark by giving LICENSEE written notice of such termination, whereupon LICENSEE shall terminate forthwith all production and sale of such Articles, destroy all inventory of such Articles, and cease such use of the Trademark, the said right of termination being without prejudice to GE's right to terminate the entire Agreement, for this or any other default, in accordance with Section 17(a) hereof.

     4. LICENSEE shall provide to GE, or GE's representative, for approval prior to the use thereof, and without charge, samples of all packaging, labels, advertising and other material on which the Trademark appears, or which is to be used in conjunction with the marketing of the Articles, and LICENSEE specifically undertakes to amend to the satisfaction of GE any such packaging, labels, advertising and other material which are not approved by GE. LICENSEE agrees to use the trademark legend set forth in Appendix A hereto in conjunction with the use of the Trademark on packaging, labels, advertising and other materials.

     5. Samples of the Articles and packaging, labels, advertising and other material to be furnished to GE in accordance with Sections 3 and 4, hereinabove, shall be delivered by LICENSEE and at LICENSEE's expense to GE at GE and RCA Licensing Management Operation, Inc., at its postal address: P.O. Box 2023, Princeton, New Jersey 08543-2023, or its courier address: Two Independence Way,

Princeton, New Jersey 08540, or at such other latest address as GE shall have, by notice given to LICENSEE in accordance with Section 23, designated as its address for such purpose.

     6. (a) GE reserves the right to require, prior to the selling of any Article, and/or for the continued selling of any Article, that it be covered by a current, valid certificate, acceptable to GE, from an independent testing laboratory. To obtain such certificate, LICENSEE, at its own expense, shall submit to an independent testing laboratory chosen by LICENSEE, and acceptable to GE, such reasonable number of samples of such Article, and of the raw and semi-finished materials used in its manufacture, upon which LICENSEE and such laboratory may agree; and, LICENSEE shall, at LICENSEE's own expense, obtain from such laboratory and submit to GE a certificate that the sale and use of such Article does not present a health or safety hazard, and further that such Article conforms to any and all applicable standards and specifications, governmental or industry, for products of such type or types. LICENSEE will keep such certificates current, and, in the event of any changes in the Article or materials used, will at LICENSEE's own expense, resubmit samples thereof to such laboratory and obtain and submit to GE a similar certificate covering such Article as changed. All certificates must be in a form acceptable to GE.

          (b) LICENSEE shall observe all applicable Federal, State, Provincial and local laws, regulations and ordinances in effect which relate to the manufacture and sale of the Articles, and LICENSEE agrees that the Articles will be manufactured, sold, labeled, advertised and distributed in accordance with all applicable Federal, State, Provincial and local laws, regulations and ordinances. LICENSEE shall be solely responsible for obtaining and maintaining all product registrations and/or approvals necessary or advisable to obtain or maintain in order to manufacture and sell the Articles. Upon the termination of this Agreement in whole or with respect to any one or more Articles, all such product registrations and approvals, to the extent applicable to such Articles, shall be promptly assigned to GE or surrendered to the issuing authority.

     7. LICENSEE recognizes GE's ownership and title to the Trademark and it is understood that LICENSEE shall not claim adversely to GE any right, title or interest in and to the Trademark. All use of the Trademark by LICENSEE on or in connection with Articles shall inure to the benefit of GE. It is understood and agreed between the parties hereto that GE has extended to LICENSEE only a mere permission to use the Trademark as herein provided, which is not coupled with any interest.

     8. Nothing in this Agreement, and no approval or consent given by GE under this Agreement, shall be construed as, or have the effect of, conferring a license by implication, estoppel or otherwise upon LICENSEE or any third party under any industrial, intellectual or commercial property rights of GE or of any third party, except the licenses expressly granted to LICENSEE in Section 1 of this Agreement.

     9. Subject to the receipt by GE of the initial non-refundable minimum payment prescribed in Article 13 of this Agreement, this Agreement shall be effective as of the date hereof and, unless terminated as provided in Section 17 hereof, shall continue for a period of two (2) years after such effective date, subject to the right of either party to terminate the Agreement effective at any time after the first year on three months' prior written notice to the other party.

     10. LICENSEE agrees not to use any corporate name or any name or mark of any kind which comprises or indicates any trademark or trade name of GE or in the opinion of GE is confusingly similar thereto except as approved hereunder.

     11. LICENSEE will promptly call to the attention of GE the use of any trademark by any third party which LICENSEE considers might be an infringement of, or confusingly similar to the Trademark. However, GE shall have the sole right to decide whether or not proceedings shall be brought against such third party and to prosecute any such proceedings. In the event that GE decides to take any action against such third parties, LICENSEE agrees to cooperate fully with GE to whatever extent is necessary to prosecute such action, all expenses being borne by GE and all awards and benefits being retained by GE.

     12. (a) LICENSEE shall maintain at its own expense in full force and effect at all times during which any Articles are being sold, with a responsible insurance carrier acceptable to GE, at least a One Million Dollar products liability insurance policy with respect to the Articles. Such insurance shall be for the benefit of GE and LICENSEE and shall provide for at least ten days' prior written notice to GE and LICENSEE of the cancellation or substantial modification thereof. Such insurance shall provide that the insurer shall not be subrogated to any claim which any party may have against GE. Such insurance may be obtained for GE by LICENSEE in conjunction with a policy or product liability insurance which covers products other than the Articles.

          (b) LICENSEE shall, from time to time upon reasonable request by GE, promptly furnish or cause to be furnished to GE evidence in form and substance satisfactory to GE, of the maintenance of the insurance required by subparagraph (a) above, including, but not limited to, originals or copies of policies, certificates of insurance (with applicable riders and endorsements) and proof of premium payments.

     13. LICENSEE agrees to pay as compensation to GE:

          (a) Within ten days of the date of execution hereof by the last party to execute, a non-refundable minimum of $1,000.00 which amount shall be creditable by LICENSEE against the first $1,000.00 of compensation accruing to GE under paragraph (b) of this Article.

          (b) With respect to all Articles sold by LICENSEE under and during the term of this Agreement a sum equal to five percent (5%) of the Net Sales (as herein defined) of all such Articles. "Net Sales" shall, for the purpose of this Agreement, be defined as the aggregate of the genuine selling prices at which customers are billed in the usual course of business for the Articles, net of any applicable sales taxes. Articles shall be considered as sold, when billed out or, if not billed out, when delivered, shipped, mailed, used or set aside for subsequent use by LICENSEE, whichever shall first occur.

     14. Within thirty (30) days after March 31, June 30, September 30 and December 31 of each year during the term of this Agreement, LICENSEE shall furnish to GE a certified statement specifying the quantities and the Net Sales of the Articles sold by LICENSEE during the preceding calendar quarter, the total amounts of compensation accruing to GE hereunder with respect to the Net Sales for such calendar quarter, the credit taken under Article 13(a) against said accrued amounts and the total amount of compensation payable to GE for such quarter. At the time of furnishing such reports, LICENSEE shall make the payments prescribed therefor in the preceding Section 13. Similar statements likewise shall be rendered, and payment made, to GE within thirty (30) days after, and as of, the date of any termination of this Agreement covering the period from the end of that covered by the last preceding statement to the date of such termination.

     15. LICENSEE shall keep, for no less than two years, the expiration or any earlier termination of this Agreement notwithstanding, true and accurate records, files and books of account containing all the data reasonably required for the computation and verification of the amounts to be paid and the information to be given in the statements herein provided for, and shall at all reasonable times permit independent certified public accountants engaged by GE adequately to inspect and make photocopies of the same for the sole purpose of determining the amounts payable by LICENSEE pursuant to Section 13 of this

Agreement.

     16. (a) LICENSEE agrees to indemnity and hold GE harmless from any loss, liability, damage, cost or expense, including reasonable attorney's fees, paid or incurred by GE, based upon or arising out of any claim for (i) any allegedly unauthorized use of any patent, process, idea, method, copyright, trademark or device (other than the Trademark) by LICENSEE in connection with the Articles, or for (ii) any alleged defects in the Articles, or for
     (iii) any alleged manufacture, use, sale, labeling, advertising or distribution in violation of any applicable Federal, State or local law. LICENSEE shall, at its own expense, defend any lawsuits or other proceeding based on any such claim. The parties shall promptly advise each other of any lawsuit or other proceeding brought on the basis of any such claim and LICENSEE shall keep GE fully informed of the progress of such proceeding, and GE and LICENSEE will consult one another regularly thereon.

          (b) LICENSEE agrees that the methods of promotion and sale of Articles shall be of high standard and shall in no manner reflect adversely upon the good name of GE or the Trademark.

     17. (a) In the event that LICENSEE shall be in default in compliance with any of the terms and conditions of this Agreement and fails to cure such default within thirty (30) days after GE has given notice specifying the nature of such default, GE shall have the right, without prejudice to any other rights GE may have, to terminate this Agreement and all rights granted hereunder by giving written notice to LICENSEE, and this Agreement and all rights granted hereunder to LICENSEE shall terminate thirty (30) days after the date such notice of termination was given.

          (b) In the event that LICENSEE files a petition for suspension of payment of its debts or files a petition to be discharged from its debts, or if a petition is filed by any party to adjudicate LICENSEE insolvent or to appoint a receiver for LICENSEE, or if LICENSEE discontinues its business or makes an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy, insolvency or similar law, or becomes subject to a corporate reorganization procedure, or if LICENSEE defaults on any obligation which is secured by a security interest, in whole or in part, in the Articles, this Agreement and all rights granted hereunder shall terminate automatically without prejudice to any other rights GE may have.

          (c) This Agreement and all rights and obligations hereunder are personal to LICENSEE. Therefore, if LICENSEE shall sell or otherwise dispose of substantially all of its relevant assets to a third party, or if control of LICENSEE or of LICENSEE's relevant business shall be transferred, GE shall have the right, without prejudice to any other rights GE may have, to terminate this Agreement upon written notice to LICENSEE.

     18. Except to the extent expressly provided otherwise in this Section 18, LICENSEE shall cease to use the Trademark in any manner whatsoever as of the date of expiration or earlier termination of this Agreement. LICENSEE agrees that upon expiration or termination of this Agreement it will not manufacture Articles, and, except as mandated by Section 3(b), will dispose of the unsold inventory of the Articles and all printed matter, including packaging, bearing the Trademark and all decals, logos and items of similar nature manufactured or printed by LICENSEE within ninety (90) days thereof, and any balance thereafter shall be immediately destroyed. All unsold inventory and printed matter and other items will however be immediately destroyed if LICENSEE is terminated by GE under Section 17(a). In all cases, LICENSEE shall give GE immediate written assurances it has ceased the manufacture of the Articles and that the Trademark is no longer being used as of the date of expiration or termination and that such inventory of the Articles and printed matter and other items have been destroyed except to the extent otherwise provided herein. LICENSEE shall pay license fees to GE in accordance with Section 13, et seq., of this Agreement on post-termination/expiration sales permitted under this clause.

     19. Any failure by GE to act in respect of any breach of any term or condition of this Agreement, or any non-exercise by GE of any option, shall not be considered a waiver by GE of any rights hereunder.

     20. In the event of the failure of LICENSEE, for any reason, to cease the use of the Trademark as provided in this Agreement, LICENSEE agrees and hereby specifically consents to GE's obtaining a decree of a Court having suitable jurisdiction ordering LICENSEE to cease such use of the Trademark forthwith. Said consent is based on the recognition by LICENSEE that such further use would dilute the Trademark and impair GE's goodwill therein, for which monetary payment alone would be an inadequate remedy for GE.

     21. This Agreement and all rights and obligations hereunder are personal to the LICENSEE and shall not be assigned or sublicensed or otherwise transferred, in whole or in part, by LICENSEE without the prior written consent of GE. GE shall have the right to assign or otherwise transfer this Agreement in its sole discretion.

     22. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed therein.

     23. Any notice or other communication given under this Agreement shall be deemed to have been sufficiently given when:

          (a) mailed by the registered or certified mails with the requisite postage affixed, addressed to the party notified, or

          (b) transmitted by prepaid facsimile or telex, and confirmed in writing sent within two (2) days by prepaid regular first class airmail, addressed to the party notified, or

     (c) delivered personally in writing to the party notified, at its address hereinbelow set forth, or at such other latest address as said party shall have, by notice given in accordance herewith, designated as its address for purposes hereof:

     To GE at:                                    To LICENSEE at:

     GE and RCA Licensing                         Artisan House
      Management Operation, Inc.

     postal address:
     P.O. Box 2023
     Princeton, New Jersey 08543-2023

     street address:                              street address:
     Two Independence Way                         1755 Glendale Boulevard
     Princeton, New Jersey 08540                  Los Angeles, California 90026

     The date of such deposit, transmission or delivery, respectively, shall be the date on which such notice or other communication shall be deemed to have been given.

     24. This Agreement sets forth the entire agreement and understanding between the parties and merges all prior discussions, negotiations and agreements, whether written, oral or implied, between them relating to the subject matter hereof. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the party to be bound thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives effective as of the day and year first above written.

GENERAL ELECTRIC COMPANY                ARTISAN HOUSE

By: [ILLEGIBLE]                         By: [ILLEGIBLE]
   ------------                            ------------

Date: May 8, 1995                       Date: 4/24/95

Witness:                                Witness:

/s/ Steven N. Morin                     ________________________________________
-------------------

                                   APPENDIX A

[Definitions and description of products and manner of setting forth legend on the products]

     Articles: Handmade Metal Wall Sculpture

     Legend: Trademark of General Electric Company.